Exhibit 99.1

Joint Filing Agreement

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Date: September 24, 2008	BEST BUY CO., INC.

/s/ Susan S. Grafton
(Signature)

Susan S. Grafton, Vice President, Controller and Chief Accounting Officer
(Name and Title)

BEST BUY ENTERPRISE SERVICES, INC.

/s/ Todd G. Hartman
(Signature)

Todd G. Hartman, Vice President, Associate General Counsel and Chief Compliance Officer
(Name and Title)

PUMA CAT ACQUISITION CORP.

/s/ Todd G. Hartman
(Signature)

Todd G. Hartman, Vice President
(Name and Title)